

<ARTICLE> UT
<LEGEND> This schedule contains summary financial information extracted from the Consolidated Balance Sheet and Statement of Consolidated Capitalization as
of March 31, 1996 and the related Statements of Consolidated Income, Retained
Earnings and Cash Flows for the three months ended March 31, 1996 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>      0000918040
<NAME>     Unicom Corporation
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-START>                             JAN-01-1996
<PERIOD-END>                               MAR-31-1996
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                   17,267,018
<OTHER-PROPERTY-AND-INVEST>                  1,541,944
<TOTAL-CURRENT-ASSETS>                       1,389,077
<TOTAL-DEFERRED-CHARGES>                             0<F1>
<OTHER-ASSETS>                               3,031,149
<TOTAL-ASSETS>                              23,229,188
<COMMON>                                     4,912,871
<CAPITAL-SURPLUS-PAID-IN>                            0
<RETAINED-EARNINGS>                            907,723
<TOTAL-COMMON-STOCKHOLDERS-EQ>               5,816,900<F2>
<PREFERRED-MANDATORY>                          261,475<F3>
<PREFERRED>                                    508,009<F3>
<LONG-TERM-DEBT-NET>                         6,247,096<F4>
<SHORT-TERM-NOTES>                               7,550
<LONG-TERM-NOTES-PAYABLE>                            0<F4>
<COMMERCIAL-PAPER-OBLIGATIONS>                 228,000
<LONG-TERM-DEBT-CURRENT-PORT>                  534,660
<PREFERRED-STOCK-CURRENT>                       30,688<F3>
<CAPITAL-LEASE-OBLIGATIONS>                    433,157
<LEASES-CURRENT>                               176,877
<OTHER-ITEMS-CAPITAL-AND-LIAB>               8,984,776<F5>
<TOT-CAPITALIZATION-AND-LIAB>               23,229,188
<GROSS-OPERATING-REVENUE>                    1,683,929
<INCOME-TAX-EXPENSE>                           100,179<F6>
<OTHER-OPERATING-EXPENSES>                   1,282,073
<TOTAL-OPERATING-EXPENSES>                   1,386,378
<OPERATING-INCOME-LOSS>                        297,551
<OTHER-INCOME-NET>                            (29,675)<F6><F7>
<INCOME-BEFORE-INTEREST-EXPEN>                 272,002
<TOTAL-INTEREST-EXPENSE>                       135,070
<NET-INCOME>                                   136,932
<PREFERRED-STOCK-DIVIDENDS>                          0<F7>
<EARNINGS-AVAILABLE-FOR-COMM>                  136,932
<COMMON-STOCK-DIVIDENDS>                        86,102
<TOTAL-INTEREST-ON-BONDS>                            0<F8>
<CASH-FLOW-OPERATIONS>                         445,541
<EPS-PRIMARY>                                     0.64
<EPS-DILUTED>                                        0

<F1> This item is not disclosed as a separate line item on the Consolidated
     Balance Sheet.

<F2> Includes a deduction of $3,694 thousand for preference stock expense of
     ComEd.

<F3> Preferred and preference stocks of ComEd.

<F4> $1,124,651 thousand of notes and long-term notes payable to banks is included in LONG-TERM-DEBT-NET.

<F5> Includes $200,000 thousand of ComEd-obligated mandatorily redeemable preferred securities of subsidiary trust.

<F6> A tax benefit of $4,126 thousand related to nonoperating activities is included in INCOME-TAX-EXPENSE.

<F7> A $16,514 thousand provision for preferred and preference stock dividends of ComEd and $4,240 thousand provision for preferred securities dividends of subsidiary trust are included in OTHER-INCOME-NET.

<F8> This item is not disclosed as a separate line item on the Statement of
     Consolidated Income.




